SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 29, 2002


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      000-28926                54-1817218
       -------------                -------------             --------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
 incorporation)                                              Identification No.)

                  400 Herndon Parkway, Herndon, Virginia 20176
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------
              (Registrant's telephone number, including area code)













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Item 5. Other Events

ePlus inc. ("ePlus") announced by press release on April 1, 2002 that on March 29, 2002, it had purchased fixed assets, customer lists, and contracts and assumed certain limited liabilities relating to the IT fulfillment and IT professional services business of Elcom International, Inc., a Delaware corporation ("Elcom"). The press release is attached hereto as Exhibit 99 and incorporated by reference herein.

ePlus' acquisition was made pursuant to an Asset Purchase and Sale Agreement dated March 25, 2002 by and between ePlus Technology, Inc., a Virginia corporation, and a wholly owned subsidiary of ePlus, Elcom Services Group, Inc., a Delaware corporation, elcom, inc., a Delaware corporation, and Elcom , as amended on March 29, 2002. Total consideration for the acquisition was approximately 2.3 million consisting of cash of $2,150,000 and the assumption of certain liabilities of approximately $113,000. Approximately 98 former Elcom personnel were hired by ePlus as part of the transaction and are located in the established sales offices of Elcom in greater Philadelphia, New York City, Boston and San Diego acquired in the transaction.

Item 7. Financial  Statements,  Pro Forma Financial Information and Exhibits


The following exhibits are filed herewith:

Exhibit
Number            Description

2 Asset Purchase and Sale Agreement by and between ePlus Technology, Inc. Elcom Services Group, Inc., elcom, inc., and Elcom International, Inc. dated March 25, 2002.

2.1 Amendment to Asset Purchase and Sale Agreement by and between ePlus Technology, Inc. Elcom Services Group, Inc., elcom, inc., and Elcom International, Inc. dated March 29, 2002.

99 Press Release dated April 1, 2002 regarding the acquisition of certain assets of Elcom by ePlus inc.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ePlus inc.


                                                  By: /s/ Steven J. Mencarini
                                                  ---------------------------
                                                  Steven J. Mencarini
Date: April 5, 2002                               Chief Financial Officer










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